Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Patricia Cosgel, Patricia.Cosgel@Avangrid.com, 203-499-2624

Media: Zsoka McDonald, Zsoka.McDonald@Avangrid.com, 203-997-6892

AVANGRID Reports Second Quarter 2020 Earnings Results

•	Appointed Dennis V. Arriola as Chief Executive Officer

•	Reached Joint Proposal in New York rate cases

•	Obtained multiple key approvals for New England Clean Energy Connect (NECEC)

•	Executed contract for new ~201 mega-watt (MW) wind project; ~1 giga-watt of wind and repowering projects on-track to be operational in 2020

•	Achieved relevant milestones for all three offshore wind projects

(Orange, CT – July 21, 2020) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $88 million, or $0.28 per share, for the second quarter ended June 30, 2020, compared to $110 million, or $0.36 per share, for the same period in 2019. For the first six months of 2020, consolidated net income was $328 million, or $1.06 per share, compared to $327 million, or $1.06 share, for the first six months of 2019.

On a non-U.S. GAAP adjusted basis, net income for the second quarter 2020 was $98 million, or $0.32 per share, compared to $101 million, or $0.33 per share, for the same period in 2019. For the first six months of 2020, non-U.S. GAAP adjusted net income was $334 million, or $1.08 per share, compared to $319 million, or $1.03 per share, for the first six months of 2019.

“I am excited and honored to join AVANGRID,” commented Dennis V. Arriola, chief executive officer of AVANGRID. “The Company has enormous potential to be a leader in this critical moment of transformational change in the energy sector and has an experienced team with strong Networks and Renewables business platforms.”

“The Company will continue to focus on improving operating results,” continued Arriola. “One of my top priorities is to take a deep dive into our financial outlook for 2020 and beyond. As a result, our previous financial projections are under review and we will provide an updated 2020 outlook by our Investor Day in November.”

“Our ability to execute during these challenging times is demonstrated by our significant business achievements during the quarter. We continue to be keenly focused on employee and customer health and safety as we reliably operate across our Networks and Renewables businesses during this global pandemic, ” said Douglas Stuver, senior vice president—chief financial officer of AVANGRID. “Networks reached a Joint Proposal in New York in June, which will increase infrastructure-related capital investments and funding for vegetation management, improve outage restoration cost recovery and includes many customer benefits. During the quarter, NECEC received key regulatory approvals from the Maine Department of Environmental Protection and ISO-New England. In Renewables, in addition to our 158 MW Otter Creek wind project in service in March, 827 MW of wind and repowering projects remain on track for in-service by year-end. All three of our offshore wind projects achieved relevant milestones, and we executed a new PPA for 201 MW.”

	U.S. GAAP Net Income (Loss) - $M
	Three Months ended June 30,			Six Months ended June 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$73	$66	$7	$270	$266	$3
Renewables	31	75	(44)	82	78	4
Corporate	(15)	(30)	15	(24)	(17)	(6)

GAAP Net Income	$88	$110	$(22)	$328	$327	$1

	Non-U.S. GAAP Adjusted Net Income (Loss) - $M
	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$82	$66	$16	$280	$267	$13
Renewables	30	64	(34)	76	69	7
Corporate	(14)	(29)	15	(22)	(16)	(6)

Adjusted Net Income	$98	$101	$(3)	$334	$319	$14

Amounts may not add due to rounding

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, restructuring charges and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

Avangrid Networks

Earnings for the second quarter 2020 and the first six months of 2020 compared to the same periods in 2019 benefited mainly from rate increases, lower outage restoration costs (second quarter only) and income taxes, which were partially offset by higher depreciation expense due to new assets placed in-service.

Avangrid Renewables

Earnings for the second quarter 2020 compared to the same period in 2019 benefited primarily from improved wind production from new assets and new production tax credits, which were more than offset by lower mark-to-market earnings, unfavorable income taxes (offset in the Company’s consolidated results), increased depreciation from repowering assets, increased expenses associated with new assets, prior year positive asset sales and adjustments that did not recur and lower merchant prices.

Earnings for the first six months of 2020 compared to the same period in 2019 benefited from improved wind production from new and existing assets and new production tax credits, which were offset by lower mark-to-market earnings, favorable income taxes (offset in the Company’s consolidated results), increased depreciation from repowering assets, increased expenses associated with new assets, prior year positive asset sales and adjustments that did not recur and lower merchant prices.

Second Quarter 2020 Earnings Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing second quarter 2020 earnings tomorrow, Wednesday, July 22, 2020 beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $35 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,600 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 and 2020 by the Ethisphere Institute. For more information, visit www.avangrid.com

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	success in retaining or recruiting our officers, key employees or directors;

•	changes in levels or timing of capital expenditures;

•	adverse developments in general market, business, economic, labor, regulatory and political conditions;

•	fluctuations in weather patterns;

•	technological developments;

•	the impact of any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations affecting operations, including those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•	the implementation of changes in accounting standards; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, accelerated depreciation derived from repowering of wind farms and the impact of the global coronavirus (COVID-19) pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($M)	2020	2019	2020	2019
Operating Revenues	$1,392	$1,400	$3,181	$3,242

Operating Expenses
Purchased power, natural gas and fuel used	265	259	740	822
Operations and maintenance	584	573	1,154	1,126
Depreciation and amortization	242	222	493	444
Taxes other than income taxes	146	139	312	302

Total Operating Expenses	1,237	1,193	2,699	2,694

Operating Income	155	207	482	548

Other Income and (Expense)
Other income (expense)	2	2	(1)	(5)
Earnings (losses) from equity method investments	2	1	(4)	2
Interest expense, net of capitalization	(89)	(76)	(165)	(154)

Income Before Income Tax	70	134	312	391

Income tax (benefit) expense	(6)	29	6	70

Net Income	76	105	306	321

Net loss attributable to noncontrolling interests	12	5	22	6

Net Income Attributable to Avangrid, Inc.	$88	$110	$328	$327

Earnings per Common Share, Basic:	$0.28	$0.36	$1.06	$1.06

Earnings per Common Share, Diluted:	$0.28	$0.36	$1.06	$1.06

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.5	309.5	309.6	309.5

Amounts may not add due to rounding

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$73	$66	$7	$270	$266	$3
Renewables	31	75	(44)	82	78	4
Corporate	(15)	(30)	15	(24)	(17)	(6)

GAAP Net Income	$88	$110	$(22)	$328	$327	$1
Adjustments:
Restructuring charges	1	2	(0)	4	2	2
Mark-to-market earnings - Renewables	2	(20)	22	(16)	(23)	7
Accelerated depreciation from repowering	(4)	5	(9)	6	10	(4)
Impact of COVID-19	13	—	13	13	—	13
Income tax impact of adjustments*	(3)	3	(7)	(2)	3	(5)

Adjusted Net Income	$98	$101	$(3)	$334	$319	$14

*

2020: Income tax impact of adjustments: $4.1M from mark-to-market (MtM) earnings, ($1.6)M from accelerated depreciation - Renewables, ($1.1)M from restructuring charges - Networks, Renewables and Corporate, and ($3.5) million from impact of COVID-19.

*	2019: Income tax impact of adjustments: $6.0M from mark-to-market (MtM) adjustment, ($2.6)M from accelerated depreciation - Renewables and ($0.5)M from restructuring charges - Networks and Corporate.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$82	$66	$16	$280	$267	$13
Renewables	30	64	(34)	76	69	7
Corporate	(14)	(29)	15	(22)	(16)	(6)

Adjusted Net Income	$98	$101	$(3)	$334	$319	$14

Avangrid, Inc.

Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$0.24	$0.21	$0.02	$0.87	$0.86	$0.01
Renewables	0.10	0.24	(0.14)	0.27	0.25	0.01
Corporate	(0.05)	(0.10)	0.05	(0.08)	(0.06)	(0.02)

GAAP Earnings Per Share	$0.28	$0.36	$(0.07)	$1.06	$1.06	$0.00
Adjustments:
Restructuring charges	0.00	0.01	(0.00)	0.01	0.01	0.01
Mark-to-market earnings - Renewables	0.01	(0.06)	0.07	(0.05)	(0.07)	0.02
Accelerated depreciation from repowering	(0.01)	0.02	(0.03)	0.02	0.03	(0.01)
Impact of COVID-19	0.04	—	0.04	0.04	—	0.04
Income tax impact of adjustments*	(0.01)	0.01	(0.02)	(0.01)	0.01	(0.02)

Adjusted Earnings Per Share	$0.32	$0.33	$(0.01)	$1.08	$1.03	$0.05

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

*	2020: EPS Income tax impact of adjustments: $0.01 from mark-to-market (MtM) earnings, ($0.01) from accelerated depreciation - Renewables, and ($0.01) from impact of COVID-19.
*	2019: EPS Income tax impact of adjustments: $0.02 from mark-to-market (MtM) adjustment and ($0.01) from accelerated depreciation - Renewables.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$0.26	$0.21	$0.05	$0.90	$0.86	$0.04
Renewables	0.10	0.21	(0.11)	0.25	0.22	0.02
Corporate	(0.05)	(0.09)	0.05	(0.07)	(0.05)	(0.02)

Adjusted Earnings Per Share	$0.32	$0.33	$(0.01)	$1.08	$1.03	$0.05

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding